UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc. The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT INFORMATION FOR SHAREHOLDERS

Hartford Mutual Funds, Inc. and Hartford Mutual Funds II, Inc. (together, “Hartford Funds”)

Dear Shareholder:

We recently mailed proxy materials to you for the upcoming Joint Annual Meeting of Shareholders of Hartford Funds that is scheduled for March 14, 2016. The materials describe a number of proposals and ask for your vote on these important matters.

Shareholders of the Fund(s) that you have invested in are being asked to vote on the election of nominees to the Hartford Funds’ Boards of Directors, the approval of a new Investment Management Agreement, the approval of a change to fundamental investment restrictions regarding commodities, real estate and concentration on investments and the approval of a modification to the current “manager of managers” policy. For more information about the proposals, please refer to the proxy statement which is available at www.2voteproxy.com/hmf.

Our records indicate that we have not received your vote.  Please vote as soon as possible.

The Boards of Directors recommends that you vote FOR the Proposals.

Voting is quick and easy.  Please vote now using one of these methods:

1.              Vote By Internet

Please visit the website noted on the enclosed proxy voting card and follow the online instructions.

2.              Vote by Mail

Please mail your signed proxy voting card(s) in the postage-paid envelope.

3.              Vote by Touch-Tone Phone

Please call the toll-free number printed on the enclosed proxy voting card and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

4.              Speak With a Proxy Specialist

Please call 1-855-520-7208 to speak with a Proxy Specialist. Specialists are available Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern Time, and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.

Your vote is very important and it’s easy to do so.  We hope you will take a few minutes to vote your shares.

As always, thank you for investing with Hartford Funds.

James Davey

President

Hartford Funds

PO Box 55975 Boston MA 02205-5975

Shareholder Name	Reference Number:
Address
Address
Address

**IMMEDIATE RESPONSE NEEDED**

RE:   - Joint Annual Shareholder Meeting of Hartford Mutual Funds, Inc. and Hartford Mutual Funds II, Inc.

(together “Hartford Funds”) to be held on March 14, 2016

Dear Fellow Shareholder:

Recently, you received proxy materials regarding a few very important proposals that have been put before the Fund(s) that you have invested in. The Hartford Funds’ Boards have carefully evaluated the proposals and believes the approval of the proposals is in the best interest of shareholders.

Your voice is important in this proxy vote process and the scheduled shareholder meeting on March 14th is quickly approaching. If we do not obtain enough votes to conduct the meeting, we will have to adjourn and continue to request shareholder participation to reach required quorum.

Please call 1-855-520-7208 (toll-free) between 10:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 6:00 p.m. on Saturday to cast your vote and eliminate the need for further communications on this matter. During this brief call, you will be speaking with a representative of Boston Financial Data Services, the firm assisting the Fund in the effort of gathering votes.

At the time of the call, you will be asked for your reference number in order to locate your voting record.  Your reference number is [NUMBER]. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by return mail.

We appreciate your vote.

Sincerely,

James Davey

President

Hartford Funds

Hartford Mutual Funds, Inc. and Hartford Mutual Funds II, Inc. (together “Hartford Funds”)

Joint Annual Meeting of Shareholders March 14, 2016

Dear Shareholder:

In Response to your request to no longer be contacted by telephone, please know that your telephone number has been removed from our solicitation list.

Shareholders of Fund(s) that you have invested in are being asked to vote on the election of nominees to the Hartford Funds’ Boards of Directors, the approval of a new Investment Management Agreement, the approval of a change to fundamental investment restrictions regarding commodities, real estate and concentration on investments and the approval of a modification to the current “manager of managers” policy. For more information about the proposals, please refer to the proxy statement which is available at www.2voteproxy.com/hmf.

Our records indicate that we have not received your vote.  It is important that you vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting.

The Boards of Directors recommends that you vote FOR the Proposals.

Voting is quick and easy.  Please vote now using one of these methods:

1.              Vote By Internet

Please visit the website noted on the enclosed proxy voting card and follow the online instructions.

2.              Vote by Mail

Please mail your signed proxy voting card(s) in the postage-paid envelope.

3.              Vote by Touch-Tone Phone

Please call the toll-free number printed on the enclosed proxy voting card and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

4.              Speak With a Proxy Specialist

Please call 1-855-520-7208 to speak with a Proxy Specialist. Specialists are available Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern Time, and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.

Your vote is very important and it’s easy to do so.  We hope you will take a few minutes to vote your shares.

As always, thank you for investing with Hartford Funds.

James Davey

President

Hartford Funds